UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

Desktop Metal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 3rd Avenue

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(978) 224-1244

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	DM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Desktop Metal, Inc. (“Desktop Metal”) was held virtually at 9:00 a.m. Eastern Time on October 2, 2024. The Special Meeting was held in order to consider and vote upon the proposals set forth in the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2024, as supplemented on September 24, 2024 (the “Proxy Statement”), to (i) adopt the Agreement and Plan of Merger, dated as of July 2, 2024 (the “Merger Agreement”), by and among Desktop Metal, Nano Dimension Ltd., an Israeli company (“Nano”), and Nano US I, Inc., a Delaware corporation (“Merger Sub”)and a direct, wholly-owned subsidiary of Nano Dimension USA Inc., a Delaware corporation (“Nano Dimension USA”), which is a direct, wholly-owned subsidiary of Nano (the “Merger Proposal”), (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Desktop Metal’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Advisory Compensation Proposal”) and (iii) approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Desktop Metal special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Desktop Metal stockholders (the “Adjournment Proposal”). The proposals are described in detail in the Proxy Statement.

At the Special Meeting, (i) the Merger Proposal was approved by the affirmative vote of holders of a majority in voting power of the outstanding Desktop Metal Class A common stock, par value $0.0001 per share (the “Common Stock”) entitled to vote thereon, and (ii) the Advisory Compensation Proposal was approved by the affirmative vote of the holders of a majority in voting power of the votes cast. As there were sufficient votes to approve the Merger Agreement at the time of the Special Meeting, the Adjournment Proposal was not presented to stockholders.

As of the close of business on August 12, 2024, the record date for the Special Meeting, there were an aggregate of 33,260,586 shares of Common Stock outstanding, each of which was entitled to one vote with respect to each proposal. A total of 21,019,830 shares of Common Stock, representing approximately 63.2% of the outstanding shares of Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business at the Special Meeting.

The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement:

I.	The Merger Proposal – To adopt the Merger Agreement:

For	Against	Abstain
20,215,961	746,279	57,590

II.	The Advisory Compensation Proposal – To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Desktop Metal’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement:

For	Against	Abstain
13,952,950	1,767,608	5,299,272

As there were sufficient votes to approve the Merger Agreement at the time of the Special Meeting, the Adjournment Proposal was not presented to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date:	October 3, 2024	By:	/s/ Larry O’Connell
		Name:	Larry O’ Connell
		Title:	General Counsel and Corporate Secretary